                         Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements of TFC Enterprises, Inc. and in the related Prospectuses of our report dated March 9, 2001, except for the first three sentences of the last paragraph of Note 1, as to which the date is April 2, 2001, with respect to the consolidated financial statements and schedule of TFC Enterprises, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001, as amended, included in this Form 10-K/A:

Registration Statement Number                   Description
-----------------------------                   -----------

Form S-8 No. 33-78376                 pertaining to the 1993 Employee Stock
                                      Purchase Plan

Form S-8 No. 33-98680                 pertaining to the 1995 Long Term Incentive
                                      Plan

Form S-3 No. 333-50531                registration of 1,135,280 shares of common
                                      stock for issuance of warrants


                                      Ernst & Young LLP

Richmond, Virginia
April 18, 2002